UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 14, 2005
(Date of Earliest Event Reported) November 19, 2004

INTEGRATED ALARM SERVICES GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50343 (Commission File Number)	42-1578199 (I.R.S. Employer Identification No.)

One Capital Center, 99 Pine Street, Albany, NY 12207
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 426-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

This Amendment No. 1 (the “Amendment”) amends and supplements the Form 8-K (the “Form 8-K”) filed on December 8, 2004 by us in connection with the completion of the purchase of substantially all of the assets and assumption of certain liabilities of National Alarm Computer Center, Inc. ("NACC"), a unit of Tyco International Ltd.'s Fire and Security Segment (NYSE: TYC) and certain assets from Tyco (collectively NACC). By this Amendment, we are filing the audited financial statements of NACC for the year ended September 24, 2004 and our unaudited pro forma consolidated financial statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Statement of Assets to be Acquired and Liabilities to be Assumed as of September 24, 2004 (See  Exhibit 99.3 below).

Statement of Revenues and Direct Operating Expenses for the Year Ended September 24, 2004  (see Exhibit 99.3 below).

(b)	Pro forma financial information (See Exhibit 99.4 below).

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2004 (See Exhibit 99.4).

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ending December 31,  2003 (See Exhibit 99.4).

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ending  September 30, 2004 (See Exhibit 99.4).

(c) Exhibits

The following documents are included as exhibits to this Form 8-K/A. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed or furnished herewith.

EXHIBIT	DESCRIPTION

99.1	Press Release dated November 19, 2004 (filed as Exhibit 99.1 to our report on Form 8-K filed on December 8, 2004)
99.2	Asset Purchase Agreement dated October 1, 2004 with NACC (filed as Exhibit 99.2 to our report on Form 8-K filed on October 1, 2004)
99.3	NACC Audited Financial Statements for the year ended September 24, 2004
99.4	Unaudited Pro Forma Condensed Consolidated Financial Data for the period ending September 30, 2004

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    INTEGRATED ALARM SERVICES GROUP, INC.

                                                    By:    /s/ Timothy M. McGinn
                                                    Timothy M. McGinn
                                                    Chairman and Chief Executive Officer

Dated: February 14, 2005